Exh. (i)(9)
                    G O D F R E Y & K A H N, S. C.
                           ATTORNEYS AT LAW
                        780 NORTH WATER STREET
                       MILWAUKEE, WI 53202-3590
                            www.gklaw.com

PHONE:   414-273-3500                               FAX:   414-273-5198



                           August 21, 2002



As Wisconsin corporate counsel for Artisan Funds, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion for each of the Registrant's series, filed with the Registrant's registration statement on Form N-1A, Securities Act File No. 33-88316, on each of the dates listed below:

      Series                           Date of Opinion       Date of Filing
      ------                           ---------------       --------------

Artisan Mid Cap Fund                   April 11, 1997        April 11, 1997

Artisan Small Cap Value Fund           June 6, 1997          June 6, 1997

Artisan Mid Cap Fund-Institutional     April 28, 2000        April 28, 2000
Shares

Artisan Mid Cap Value Fund             November 30, 2000     November 30, 2000

Artisan International Small Cap Fund   September 4, 2001     September 4, 2001

Artisan International Value Fund       June 6, 2002          June 7, 2002


In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required under Section 7 of said Act.



                                         /s/ GODFREY & KAHN, S.C.